UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2004

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.02. Termination of a Material Definitive Agreement
SIGNATURE

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement

In October of 2000, the former Compensation Committee of Del Monte Foods Company (the “Company”) adopted a Retention Plan that provided an incentive compensation pool to be allocated among specified key executives (as identified in 2000 and amended in 2002) in the event of a change of control of the Company, provided that such executives were employed at the time of the change of control. The amount of the incentive compensation pool was to have been dependent upon the aggregate price per share realized in the change of control transaction and was to have been determined based upon a percentage of the total sale value of the Company. A minimum incentive compensation pool amount was to have been paid in the event that the per share price realized in the transaction was below a certain level. Del Monte would have made “gross up” payments to key executive participants in the event it was determined that payments to the key executive participants under the Retention Plan were subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

After the acquisition of certain businesses from H.J. Heinz Company in 2002 (the “Merger”), the present Compensation Committee concluded that the Retention Plan was not aligned with the post-Merger management structure and did not provide comprehensive, market-based severance benefits to all key executives. Accordingly, the Compensation Committee, working with an independent consultant, decided to implement a comprehensive severance program for all key executives that eliminated the Retention Plan benefits, included more relevant change of control benefits and was consistent with current competitive practices. On November 11, 2004, the Company executed revised employment agreements held by certain executives, including the Company’s named executive officers (Mr. Richard G. Wolford, Mr. David L. Meyers, Mr. Nils Lommerin, and Mr. Marc D. Haberman) and the executive officer whom the Company anticipates will be added to the Company’s named executive officers next year (Mr. Todd Lachman). The new employment agreements implemented the terms of the new executive severance program and, in the case of Mr. Wolford, Mr. Meyers, Mr. Haberman and other executive and key employees, eliminated their contractual right to participate in the Retention Plan.

Because employees’ contractual rights to participate in the Retention Plan had been eliminated, the Retention Plan could be formally terminated. Accordingly, on December 16, 2004, the Company’s Board of Directors terminated the Retention Plan for all participants.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: December 17, 2004	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

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